                                                                  Exhibit 99(iv)



                             NACCO Industries, Inc.
            Unaudited Consolidating Statement of Stockholders' Equity
                      For the Year Ended December 31, 2000
                                  (In millions)

                                                                                                                       NACCO &
                                                                       NMHG            NACoal        Housewares         Other
                                                                  ---------------    -----------   ---------------    -------------
Class A Common Stock                                              $            -     $        -    $            -     $        6.5
                                                                  ---------------    -----------   ---------------    -------------

Class B Common Stock                                                           -              -                 -              1.6
                                                                  ---------------    -----------   ---------------    -------------

Capital In Excess of Par Value
     Beginning balance                                                     198.2           15.1             160.6              2.7
     Shares issued under stock option and compensation plans                   -              -                 -              0.9
                                                                  ---------------    -----------   ---------------    -------------
                                                                           198.2           15.1             160.6              3.6
Retained Earnings
      Beginning balance                                                    272.6            8.1               5.3            489.6
      Net income (loss)                                                     21.3           12.6               8.8             25.0
      Cash dividends                                                       (10.0)          (4.6)             (1.7)            (7.2)
                                                                  ---------------    -----------   ---------------    -------------
                                                                           283.9           16.1              12.4            507.4
Accumulated Other Comprehensive Income (Loss)
      Beginning balance                                                     (2.1)             -              (2.0)               -
      Foreign currency translation adjustment and other                    (17.0)             -              (0.1)               -
                                                                  ---------------    -----------   ---------------    -------------
                                                                           (19.1)             -              (2.1)               -
                                                                  ---------------    -----------   ---------------    -------------
               Total Stockholders' Equity                         $        463.0     $     31.2    $        170.9     $      519.1
                                                                  ===============    ===========   ===============    =============


                                                                                       NACCO
                                                                     Elims         Consolidated
                                                                   -----------    ---------------
Class A Common Stock                                               $        -     $          6.5
                                                                   -----------    ---------------

Class B Common Stock                                                        -                1.6
                                                                   -----------    ---------------

Capital In Excess of Par Value
     Beginning balance                                                 (373.9)               2.7
     Shares issued under stock option and compensation plans                -                0.9
                                                                   -----------    ---------------
                                                                       (373.9)               3.6
Retained Earnings
      Beginning balance                                                (221.2)             554.4
      Net income (loss)                                                     -               67.7
      Cash dividends                                                     16.3               (7.2)
                                                                   -----------    ---------------
                                                                       (204.9)             614.9
Accumulated Other Comprehensive Income (Loss)
      Beginning balance                                                   1.1               (3.0)
      Foreign currency translation adjustment and other                  (0.1)             (17.2)
                                                                   -----------    ---------------
                                                                          1.0              (20.2)
                                                                   -----------    ---------------
               Total Stockholders' Equity                          $   (577.8)    $        606.4
                                                                   ===========    ===============